EXHIBIT 8(f)

EIGHTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

This EIGHTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT (the “Agreement”), dated as of September 27, 2017, by and between each registrant (each, a “Fund”, and collectively, the “Funds”) set forth in Annex 1, as may be amended from time to time, and on behalf of each share class (each a “Share Class”, and collectively, the “Share Classes”) of each Fund and its portfolios (if applicable) (each a “Portfolio”, and collectively, the “Portfolios”) set forth on the various schedules to this Agreement, as may be amended from time to time (collectively, the “Schedules”), and BlackRock Advisors, LLC (“BlackRock”) (as investment adviser and/or as administrator to certain Funds or Portfolios), BlackRock Fund Advisors (“BFA”) (as investment adviser to certain Funds or Portfolios) and BlackRock Investments, LLC (“BRIL”) (solely with respect to those Funds and Portfolios set forth in Schedules B and L), effective with respect to each Fund and Portfolio as of the date indicated in Schedules A-1, B-1, C, D-1, D-2, E, G, H, I, J, K-1, K-2 and L of this Agreement, as applicable. (For purposes of this Agreement, Funds with no series will be referred to as either Funds or Portfolios, and BlackRock, BFA and BRIL may each be referred to as a “BlackRock Entity.”)

WHEREAS, each Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company;

WHEREAS, the Funds are organized as Maryland corporations, Massachusetts business trusts, Delaware statutory trusts, or Delaware limited liability companies and are overseen by a Board of Directors or a Board of Trustees, as applicable. For ease of presentation, the Board of Directors or Board of Trustees of each Fund will be referred to herein as a “Board” or as “Directors” or “Trustees”;

WHEREAS, in exchange for fees specified in the applicable investment advisory agreement, BlackRock or BFA provides advisory services to each Fund or Portfolio;

WHEREAS, each BlackRock Entity has determined to waive certain fees and/or reimburse certain expenses of each Fund and its Portfolios, as applicable, payable pursuant to the applicable investment advisory agreement, administration agreement or distribution plan;

WHEREAS, the shareholders of the Funds will benefit from the ongoing fee waivers and/or expense reimbursements by incurring lower Fund operating expenses than they would absent such waivers/reimbursements; and

WHEREAS, effective September 27, 2017, this Agreement replaces the Seventh Amended and Restated Expense Limitation Agreement, dated as of May 1, 2015 and replaces, and incorporates the relevant provisions of, (i) the Master Advisory Fee Waiver Agreement, dated as of September 23, 2016, by and among BlackRock, BFA and certain investment companies listed therein; (ii) the Master Advisory Fee Waiver Agreement, effective as of December 1, 2009, by and between BFA and Master Investment Portfolio (“MIP”); (iii) the Expense Limitation Agreement, dated as of May 1, 2015, by and between MIP and BFA; (iv) the Amended and Restated Independent Expense Reimbursement Agreement, dated as of July 1, 2012, by and among MIP, BlackRock Funds III, BFA and BlackRock; and (v) the Fee Waiver and Expense Reimbursement Agreement, dated as of September 29, 2006, by and between BlackRock and Managed Account Series; in each case as may be amended.

NOW, THEREFORE, each of the parties hereto agrees:

1. EXPENSE LIMITATION.

1.1. APPLICABLE EXPENSE LIMIT. (a) With respect to the Funds or Portfolios set forth in Schedule A, to the extent that the aggregate expenses incurred by a Share Class (excluding Enumerated Expenses, as defined below) for the period beginning and ending on the dates (each, an “Applicable Period”) specified in Schedule A-1 (“Operating Expenses”), exceed the operating expense limit set forth in Schedule A-1 as to each Share Class (the “Operating Expense Limit”) (or such other rate as may be agreed to in writing), such excess amount (the “Excess Amount”) shall be the liability of BlackRock or BFA, as applicable.

(b) For purposes of this Agreement, “Enumerated Expenses” shall mean (i) interest, taxes, dividends tied to short sales, brokerage commissions, and other expenditures which are capitalized in accordance with generally accepted accounting principles; (ii) expenses incurred indirectly by a Portfolio as a result of investments in other investment companies and pooled investment vehicles; (iii) other expenses attributable to, and incurred as a result of, a Portfolio’s investments; and (iv) extraordinary expenses (including litigation expenses) not incurred in the ordinary course of a Portfolio’s business.

(c) With respect to the Funds set forth in Schedule B (collectively, the “BBIF Funds”), to the extent that the Operating Expenses incurred by a Share Class (which for purposes of this paragraph (c) shall exclude the Enumerated Expenses) in any Applicable Period specified in Schedule B-1 exceed the Operating Expense Limit as specified in Schedule B-1, such Excess Amount shall be the liability of BlackRock and BRIL. In no event shall BlackRock or BRIL be required either to waive fees in excess of the amount of fees actually charged by BlackRock or BRIL, respectively; or to reimburse expenses in excess of the amount of direct expenses actually incurred by a BBIF Fund. For purposes of this Agreement, “direct expenses” means, for such time as the BBIF Fund shall participate as a feeder fund in a “master-feeder” structure, all expenses incurred by the BBIF Fund except the BBIF Fund’s pro rata share of master portfolio expenses borne by the BBIF Fund indirectly through the BBIF Fund’s investment in the master portfolio.

(d) With respect to BlackRock Liquidity Funds and its Portfolios set forth in Schedule C, to the extent that the Management Fees and Miscellaneous/Other Expenses, as set forth in the applicable Portfolio’s prospectus (which for purposes of this paragraph (d) shall exclude the Enumerated Expenses), incurred by a Share Class in any Applicable Period specified in Schedule C exceed the Operating Expense Limit as specified in Schedule C, such Excess Amount shall be the liability of BlackRock in its capacity as advisor to BlackRock Liquidity Funds.

(e) With respect to the Funds and Portfolios set forth in Schedule G, to the extent that Operating Expenses incurred by a Share Class (excluding Enumerated Expenses and after the application of the Networking and Operational/Recordkeeping Expense Limit, if

applicable, provided in Section 1.6 below) in any Applicable Period specified in Schedule G exceed the Operating Expense Limit set forth in Schedule G as to each Share Class (or such other rate as may be agreed to in writing), such Excess Amount shall be the liability of BlackRock.

(f) With respect to the Portfolios set forth in Schedule I, to the extent that the Other Expenses of such Portfolio (including any expenses of such Portfolio’s subsidiary) as defined in the applicable Portfolio’s prospectus (excluding Enumerated Expenses) incurred by a Share Class in any Applicable Period specified in Schedule I exceed the applicable limit as specified in Schedule I, such Excess Amount shall be the liability of BlackRock in its capacity as advisor to such Portfolio.

(g) In the event that any Applicable Period is for a period greater or less than one year, the Operating Expenses shall be annualized for purposes of calculating the Excess Amount.

1.2. METHOD OF COMPUTATION. To determine the applicable BlackRock Entity’s liability with respect to the Excess Amount, each day the Operating Expenses for each Share Class shall be annualized for the Applicable Period. If such annualized Operating Expenses of a Share Class for any day exceed the Operating Expense Limit of such Share Class, the applicable BlackRock Entity shall (i) waive or reduce its fees from the applicable Portfolio with respect to such Share Class for such day and/or (ii) remit to the applicable Portfolio with respect to such Share Class or Share Classes an amount that is sufficient to pay such Excess Amount, and such waiver, reduction or remittance shall occur in the month following the month in which the liability was incurred. Notwithstanding the foregoing, such waivers, reductions or remittances by the applicable BlackRock Entity shall only occur with respect to investment advisory fees and other Portfolio-level Operating Expenses if the amount to be so waived, reduced or remitted is allocated on the basis of net asset value to all shares of a Portfolio in a manner consistent with the requirements of Rule 18f-3 under the 1940 Act for the allocation of fund-wide expenses.

1.3. YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each Applicable Period, an adjustment payment shall be made by the appropriate party in order that the amount of the fees waived or reduced and other payments remitted by the applicable BlackRock Entity with respect to each Share Class for the previous Applicable Period shall equal the Excess Amount.

1.4. APPLICABLE MANAGEMENT OR ADMINISTRATION FEE LIMIT. With respect to the Funds set forth in Schedule D, BlackRock agrees to waive each Portfolio’s investment advisory fee or administration fee, as applicable, either by the amount specified in Schedules D-1 or D-2, as applicable, or by an amount, as applicable, such that the investment advisory fee shall equal the amount specified in Schedules D-1 or D-2, as applicable, in any Applicable Period specified in Schedules D-1 or D-2, as applicable. Subsections 1.2 and 1.3 and Section 2 of this Agreement shall not apply to this Section 1.4.

1.5. APPLICABLE MANAGEMENT AND ADMINISTRATION FEE LIMIT. With respect to Master Focus Growth LLC and BlackRock Focus Growth Fund, Inc.,

BlackRock agrees to waive each Fund’s investment advisory fee or administration fee, as applicable, to the extent necessary to reduce the aggregate investment advisory fee and administration fee by the amount specified in Schedule E in any Applicable Period specified in Schedule E. Subsections 1.2 and 1.3 and Section 2 of this Agreement shall not apply to this Section 1.5.

1.6. APPLICABLE NETWORKING AND OPERATIONAL / RECORDKEEPING EXPENSE LIMIT. With respect to the Funds and Portfolios set forth in Schedule H, to the extent that the networking and operational/recordkeeping fees paid to insurance companies incurred by a Share Class in any Applicable Period specified in Schedule H exceed the Operating Expense Limit as specified in Schedule H as to each Share Class (or such other rate as may be agreed to in writing), such Excess Amount shall be the liability of BlackRock. Subsections 1.2 and 1.3 and Section 2 of the Agreement shall not apply to this Section 1.6.

1.7. APPLICABLE AFFILIATED FUNDS FEE WAIVER. With respect to the Funds and Portfolios set forth in Schedule J, BlackRock or BFA, as applicable, shall waive a portion of its investment advisory fees with respect to each Fund or Portfolio, as applicable, as set forth in Schedule J in any Applicable Period specified in Schedule J. Subsections 1.2 and 1.3 and Section 2 of this Agreement shall not apply to this Section 1.7.

1.8. INDEPENDENT EXPENSE REIMBURSEMENT.

(a) With respect to BlackRock Funds III and its Portfolios set forth in Schedule K-1, in any Applicable Period specified in Schedule K-1, notwithstanding the Administration Agreement between BlackRock Funds III and BlackRock, BlackRock hereby agrees to reimburse, or provide an offsetting credit against fees it is entitled to receive from, BlackRock Funds III in an amount equal to the Independent Expenses, as defined in the applicable Portfolio’s prospectus.

(b) With respect to MIP and its Portfolios set forth in Schedule K-2, in any Applicable Period specified in Schedule K-2, notwithstanding the Administration Agreement between MIP and BlackRock, for those Portfolios of MIP that pay an administration fee to BlackRock under such Administration Agreement, BlackRock hereby agrees to reimburse, or provide an offsetting credit against fees it is entitled to receive from, those Portfolios of MIP in an amount equal to the Independent Expenses, as defined in the applicable Portfolio’s prospectus, allocable to those Portfolios. In addition, for those Portfolios of MIP that do not pay an administration fee to BlackRock under such Administration Agreement, BFA agrees to cap the expenses of such Portfolios at the rate at which those Portfolios of MIP pay an investment advisory fee to BFA.

(c) Subsections 1.2 and 1.3 and Section 2 of this Agreement shall not apply to this Section 1.8.

1.9. MANAGED ACCOUNT SERIES FEE WAIVER AND EXPENSE REIMBURSEMENT. With respect to Managed Account Series and its Portfolios set forth in Schedule L, BlackRock agrees to waive its investment advisory fees under the applicable investment advisory agreement and pay on behalf of each Portfolio set forth in Schedule L in any Applicable Period specified in Schedule L, or reimburse each such Fund for, all of its costs and expenses, including the applicable Fund’s costs under the agreements listed on Schedule L, as applicable, other than Enumerated Expenses. Subsections 1.2 and 1.3 and Section 2 of this Agreement shall not apply to this Section 1.9.

2. REIMBURSEMENT OF FEE WAIVERS AND EXPENSE REIMBURSEMENTS.

2.1. REIMBURSEMENT. With respect to any Fund and its respective Portfolios set forth in Schedule F, if in any Portfolio’s fiscal year (“Fiscal Year”) during which the total assets of a Portfolio are greater than $50 million and in which BlackRock, BFA or an affiliate serves as investment adviser or administrator to the Portfolio, the estimated aggregate Operating Expenses of a Share Class of such Portfolio for the Fiscal Year are less than the Operating Expense Limit for that Fiscal Year, BlackRock or BFA, as applicable, shall be entitled to reimbursement by such Share Class, in whole or in part as provided below, of the fees waived or reduced, expenses reimbursed and other payments remitted by BlackRock or BFA, as applicable, to such Share Class pursuant to Section 1 hereof. The total amount of reimbursement to which BlackRock or BFA, as applicable, may be entitled (the “Reimbursement Amount”) shall equal, at any time, the sum of all fees previously waived or reduced by BlackRock or BFA, as applicable, the expenses reimbursed by BlackRock or BFA, as applicable, and all other payments remitted by BlackRock or BFA, as applicable, to the Share Class, pursuant to Section 1 hereof, during any of the previous two (2) Fiscal Years, less any reimbursement previously paid by such Share Class to BlackRock or BFA, as applicable, with respect to such waivers, reductions, reimbursements and payments during such period. The Reimbursement Amount shall not include any additional charges or fees whatsoever, including, e.g., interest accruable on the Reimbursement Amount. Reimbursements attributable to investment advisory fees and other Portfolio-level Operating Expenses are only permissible if the amount to be reimbursed is allocated on the basis of net asset value to all shares of a Portfolio in a manner consistent with the requirements of Rule 18f-3 under the 1940 Act for the allocation of fund-wide expenses. The Board shall be notified quarterly of any reimbursements paid to BlackRock or BFA, as applicable, in the previous quarter.

2.2. METHOD OF COMPUTATION. To determine each Share Class’s payments, if any, to reimburse BlackRock or BFA, as applicable, for the Reimbursement Amount, each month the Operating Expenses of each Share Class shall be annualized for the Fiscal Year as of the last day of the month. If such annualized Operating Expenses of a Share Class for any month are less than the current Operating Expense Limit of such Share Class, such Share Class shall pay to BlackRock or BFA, as applicable, an amount sufficient to increase the annualized Operating Expenses of that Share Class to an amount not to exceed either (i) the current Operating Expense Limit of that Share Class or (ii) the Operating Expense Limit of the Share Class in effect at the time that the Share Class received the applicable waiver and/or reimbursement, provided that such amount paid to BlackRock or BFA, as applicable, will in no event exceed the total Reimbursement Amount.

2.3. YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each Fiscal Year, an adjustment payment shall be made by the appropriate party in order that the actual Operating Expenses of a Share Class for the prior Fiscal Year (including any reimbursement payments hereunder with respect to such Fiscal Year) do not exceed the Operating Expense Limit for that Fiscal Year.

2.4. APPLICABILITY. Sections 2.1, 2.2 and 2.3 shall apply only to those Funds set forth in Schedule F.

3. TERM AND TERMINATION OF AGREEMENT.

3.1. Except as specifically provided herein, including in Section 3.2, this Agreement shall continue in effect with respect to each Fund and each Portfolio until the date specified in the applicable Schedules, and from year to year thereafter provided such continuance is agreed to by the applicable BlackRock Entity and specifically approved by a majority of the Directors of the Fund who (i) are not “interested persons” of the Fund or any other party to this Agreement, as defined in the 1940 Act, and (ii) have no direct or indirect financial interest in the operation of this Agreement (“Non-Interested Directors”). Nevertheless, this Agreement may be terminated prior to expiration by any Fund or Portfolio with respect to such Fund or Portfolio, without payment of any penalty, upon 90 days’ prior written notice to the relevant BlackRock Entity at its principal place of business (or at an earlier date as may be agreed to by both parties); provided that, such action shall be authorized by resolution of a majority of the Non-Interested Directors of such Fund or by a vote of a majority of the outstanding voting securities of such Fund. Neither a BlackRock Entity nor a Fund shall be obligated to extend this Agreement with respect to such Fund or any Portfolio of such Fund, if applicable.

3.2. The fee waiver and expense reimbursement set forth in Section 1.9 with respect to Managed Account Series and its relevant Portfolios shall be effective for as long as shares of each Portfolio set forth in Schedule L may be purchased and held only by or on behalf of separately managed account clients who have retained BlackRock to manage their accounts pursuant to an investment advisory agreement with BlackRock and/or a managed account program sponsor.

4. MISCELLANEOUS.

4.1. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

4.2. INTERPRETATION. Nothing herein contained shall be deemed to require a Fund or any Portfolio to take any action contrary to such Fund’s Declaration of Trust/Articles of Incorporation/Limited Liability Company Agreement, as applicable, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive such Fund’s Board of its responsibility for and control of the conduct of the affairs of such Fund or the Portfolios.

4.3. LIMITATION OF LIABILITY. The obligations and expenses incurred, contracted for or otherwise existing with respect to a Fund or Portfolio, as applicable, shall be enforced against the assets of such Fund or Portfolio or applicable class thereof and not against the assets of any other class or any other Fund, Portfolio or other series of a Fund. It is understood and expressly stipulated that neither the shareholders or interestholders, as applicable, of a Portfolio nor the Directors of a Fund shall be personally liable hereunder.

4.4. DEFINITIONS. Any questions of interpretation of any term or provision of this Agreement, including but not limited to the computations of net asset values or of any fee, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the applicable agreement between the applicable Fund and BlackRock Entity or the 1940 Act, shall have the same meaning as and be resolved by reference to such agreement or the 1940 Act, as applicable, and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such Court, by rules, regulations or orders of the Securities and Exchange Commission (“SEC”) issued pursuant to the 1940 Act. In addition, if the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, that provision will be deemed to incorporate the effect of that rule, regulation or order. Otherwise the provisions of this Agreement will be interpreted in accordance with the substantive laws of the State of New York.

4.5. CERTAIN LIABILITIES. The names “BlackRock Funds,” “BlackRock Funds II,” “BlackRock Municipal Series Trust,” “BBIF Money Fund,” “BBIF Treasury Fund” and “Funds For Institutions Series” and “Trustees” of such Funds refer specifically to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under Declarations of Trust dated December 22, 1988 (as amended), April 26, 2007, August 14, 1986 (as amended), August 30, 2002 (in the case of each BBIF Fund), May 7, 1987 (as amended), and July 15, 1986 (as amended), respectively, copies of which are on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of each Fund, as may be amended from time to time (each, a “Declaration”). The obligations of “BlackRock Funds,” “BlackRock Funds II,” “BlackRock Municipal Series Trust,” “BBIF Money Fund,” “BBIF Treasury Fund” and “Funds For Institutions Series” entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are not made individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, representatives or agents of each Fund personally, but bind only the Trust property (as defined in the Declaration), and all persons dealing with any Portfolio or Share Class must look solely to the Trust property belonging to such Portfolio or Share Class for the enforcement of any claims against each Fund.

4.6. AMENDMENT TO THIS AGREEMENT. This Agreement may be amended only by a written agreement signed by each of the parties to which the amendment relates. The Agreement shall become effective with respect to Funds and their Portfolios not currently listed in the Appendices to this Agreement upon obtaining the requisite approval from the applicable Fund Boards.

4.7. OTHER WAIVERS AND/OR REIMBURSEMENTS. Nothing herein shall preclude a BlackRock Entity from contractually waiving other fees and/or reimbursing expenses of any Fund or Portfolio, voluntarily waiving fees it is entitled to from any Fund or Portfolio or voluntarily reimbursing expenses of any Fund or Portfolio, as such BlackRock Entity, in its discretion, deems reasonable or appropriate. Any such voluntary waiver or voluntary expense reimbursement may be modified or terminated by such BlackRock Entity at any time in its sole and absolute discretion without the approval of the Fund’s Board.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first above written.

EACH OF THE FUNDS SET FORTH ON ANNEX 1, AS MAY BE AMENDED FROM TIME TO TIME, EACH ON BEHALF OF ITSELF AND ON BEHALF OF THE PORTFOLIOS DESIGNATED IN THE SCHEDULES ATTACHED HERETO

By:
	Name:	John M. Perlowski
	Title:	Chief Executive Officer

BLACKROCK INVESTMENTS, LLC
As distributor of BBIF Money Fund and BBIF Treasury Fund

By:
	Name:	Gregory Rosta
	Title:	Vice President, Chief Compliance Officer

BLACKROCK ADVISORS, LLC
As investment advisor and/or administrator to certain Funds and Portfolios

By:
	Name:	Neal J. Andrews
	Title:	Managing Director

BLACKROCK FUND ADVISORS
As investment adviser to certain Funds and Portfolios

By:
	Name:	Neal J. Andrews
	Title:	Managing Director

ANNEX 1

BBIF Money Fund

BBIF Treasury Fund

BlackRock Balanced Capital Fund, Inc.

BlackRock Basic Value Fund, Inc.

BlackRock Bond Fund, Inc.

BlackRock California Municipal Series Trust

BlackRock Capital Appreciation Fund, Inc.

BlackRock Emerging Markets Fund, Inc.

BlackRock Equity Dividend Fund

BlackRock EuroFund

BlackRock Focus Growth Fund, Inc.

BlackRock Funds

BlackRock Funds II

BlackRock Funds III

BlackRock Global Allocation Fund, Inc.

BlackRock Global SmallCap Fund, Inc.

BlackRock Index Funds, Inc.

BlackRock Large Cap Series Funds, Inc.

BlackRock Latin America Fund, Inc.

BlackRock Liquidity Funds

BlackRock Long-Horizon Equity Fund

BlackRock Master LLC

BlackRock Mid Cap Dividend Series, Inc.

BlackRock Multi-State Municipal Series Trust

BlackRock Municipal Bond Fund, Inc.

BlackRock Municipal Series Trust

BlackRock Natural Resources Trust

BlackRock Pacific Fund, Inc.

BlackRock Series Fund, Inc.

BlackRock Series, Inc.

BlackRock Strategic Global Bond Fund, Inc.

BlackRock Variable Series Funds, Inc.

FDP Series, Inc.

Funds For Institutions Series

Managed Account Series

Master Bond LLC

Master Focus Growth LLC

Master Investment Portfolio

Master Large Cap Series LLC

Master Value Opportunities LLC

Quantitative Master Series LLC

SCHEDULE A

BlackRock Basic Value Fund, Inc.

BlackRock Bond Fund, Inc.

BlackRock California Municipal Series Trust

BlackRock Capital Appreciation Fund, Inc.

BlackRock Focus Growth Fund, Inc.

BlackRock Funds

BlackRock Funds II

BlackRock Funds III

BlackRock Index Funds, Inc.

BlackRock Large Cap Series Funds, Inc.

BlackRock Long-Horizon Equity Fund

BlackRock Mid Cap Dividend Series, Inc.

BlackRock Multi-State Municipal Series Trust

BlackRock Municipal Bond Fund, Inc.

BlackRock Series, Inc.

BlackRock Strategic Global Bond Fund, Inc.

BlackRock Variable Series Funds, Inc.

FDP Series, Inc.

Funds For Institutions Series

Managed Account Series

Master Focus Growth LLC

Master Investment Portfolio

Master Large Cap Series LLC

Quantitative Master Series LLC

SCHEDULE A-1

PROVIDED IN EXCEL SPREADSHEET

SCHEDULE B

BBIF Treasury Fund

BBIF Money Fund

SCHEDULE B-1

PROVIDED IN EXCEL SPREADSHEET

SCHEDULE C

PROVIDED IN EXCEL SPREADSHEET

SCHEDULE D

BlackRock Funds

BlackRock Funds II

BlackRock Master Small Cap Growth Portfolio of BlackRock Master LLC

BlackRock Municipal Series Trust

BlackRock Funds III (Select Shares Class of BlackRock Cash Funds: Treasury)

BlackRock Variable Series Funds, Inc.

Funds For Institutions Series

Master Investment Portfolio

SCHEDULE D-1

PROVIDED IN EXCEL SPREADSHEET

SCHEDULE D-2

PROVIDED IN EXCEL SPREADSHEET

SCHEDULE E

PROVIDED IN EXCEL SPREADSHEET

SCHEDULE F

PROVIDED IN EXCEL SPREADSHEET

SCHEDULE G

PROVIDED IN EXCEL SPREADSHEET

SCHEDULE H

PROVIDED IN EXCEL SPREADSHEET

SCHEDULE I

PROVIDED IN EXCEL SPREADSHEET

SCHEDULE J

PROVIDED IN EXCEL SPREADSHEET

SCHEDULE K-1

PROVIDED IN EXCEL SPREADSHEET

SCHEDULE K-2

PROVIDED IN EXCEL SPREADSHEET

SCHEDULE L

PROVIDED IN EXCEL SPREADSHEET